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                                                                    Exhibit 99.1

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                         APPLIED DIGITAL SOLUTIONS, INC.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

         Richard J. Sullivan and Garrett A. Sullivan, and each of them, are appointed by the undersigned as proxies, each with power of substitution, to represent and vote the shares of stock of Applied Digital Solutions, Inc. ("Applied Digital") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Applied Digital to be held on August 8, 2000 at 2:00 p.m. local time, at the Chesterfield Hotel, 363 Cocoanut Row, Palm Beach, Florida 33480 and at any postponements or adjournments thereof (the "Special Meeting") as if the undersigned were present and voting at the Special Meeting.

                              Two New Ways to Vote
                         (In addition to voting by mail)
                          VOTE BY INTERNET OR TELEPHONE
                         24 Hours a Day - 7 Days a Week
               Save Your Company Money - It's Fast and Convenient

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
TELEPHONE                                   INTERNET                                       MAIL
1-800-________                              http://proxy.shareholder.com/____

o  Use any touch-tone               OR      o  Go to the website address listed    OR      o  Mark, sign and date
   telephone.                                  above.                                         your proxy card.

o  Have your proxy/voting                   o  Have your proxy/voting                      o  Detach your proxy
   instruction card ready.                     instruction card ready.                        card.

o  Enter your control number                o  Enter your control number                   o  Return your proxy card
   located in the box below.                   located in the box below.                      in the postage-paid
                                                                                              envelope provided.

o  Follow the simple recorded               o  Follow the simple instructions
   instructions.                               on the website.

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Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need for you to mail back your proxy card.

                                               CONTROL NUMBER
                                 FOR INTERNET / TELEPHONE VOTING______________

                             Detach Proxy Card Here

(Scissors)--------------------------------------------------------------------

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                           "FOR" EACH OF THE PROPOSALS

   1. To approve the issuance of Applied Digital common stock in exchange for all of the issued and outstanding common stock of Destron Fearing Corporation and the issuance of Applied Digital common stock upon the exercise of options





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and warrants to purchase Destron Fearing Corporation common stock that Applied
Digital is assuming pursuant to the Agreement and Plan of Merger, as amended, by and among Applied Digital, Digital Angel.net Inc. and Destron Fearing Corporation (as more fully described in the accompanying joint proxy statement/prospectus).

     FOR      [   ]        AGAINST     [   ]        ABSTAIN      [   ]


   2. To approve the amendment to Applied Digital's Second Restated Articles of Incorporation to increase the number of shares of Applied Digital capital stock, including common stock (as more fully described in the accompanying joint proxy statement/prospectus).

     FOR      [   ]        AGAINST     [   ]        ABSTAIN      [   ]

   3. To transact such other business as may properly come before the Special Meeting.

     FOR      [   ]        AGAINST     [   ]        ABSTAIN      [   ]

   THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SET FORTH ABOVE AND, WHERE NO DIRECTIONS ARE GIVEN, SUCH SHARES WILL BE VOTED FOR EACH PROPOSAL REFERRED TO ABOVE.

                                    Dated:______________, 2000

                                    __________________________________________
                                    Signature of Shareholder or authorized
                                    representative

                                    __________________________________________
                                    Signature (if held jointly)

   If you plan to attend the Special Meeting, please check the box   [ ]

   Please sign, date and return this proxy in the enclosed envelope. Please sign exactly as name(s) appear on this proxy/voting instruction card. Joint owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.